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IDS Life Account RE
File No. 33-13375


                                                   EXHIBIT INDEX


Exhibit 27.1:  Financial Data Schedule.
Exhibit 99.1:  Copies of pages 62-63 & 67-68 of Form S-1.
Exhibit 99.2:  Copies of pages 21-44 of Form S-1.